EXHIBIT 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is entered into on July 17, 2026, by and between Ecominas Corp., a Nevada corporation (the “Company”), and Andrew Gaudet, an individual (the “Executive”). The Company and the Executive may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Executive currently serves as the Company’s Chief Operating Officer and as a member of the Board of Directors;

WHEREAS, the Company desires to continue to retain the Executive to provide operational oversight, business development, project evaluation, strategic support, corporate-governance, and related services to the Company;

WHEREAS, the Company currently has limited cash resources, and the Parties have agreed that the Executive’s compensation under this Agreement will be paid in restricted shares of the Company’s common stock in lieu of cash salary; and

WHEREAS, the Parties desire that this Agreement be effective as of July 17, 2026, notwithstanding that it may be executed after such date.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1. Employment and Positions

1.1 Employment: The Company hereby employs the Executive, and the Executive hereby accepts continued employment with the Company, upon the terms and conditions set forth in this Agreement.

1.2 Positions: During the Term, the Executive shall serve as the Company’s:

•	Chief Operating Officer; and
•	Member of the Board of Directors.

The Executive shall also serve in such other executive or administrative positions as may reasonably be assigned to him by the Company’s Board of Directors and accepted by the Executive.

1.3 Duties: The Executive shall perform the duties customarily associated with the position of Chief Operating Officer and such additional duties as may reasonably be assigned to him by the Board of Directors.

The Executive’s responsibilities may include:

•	assisting with the development and implementation of the Company’s strategic and operational plans;
•	overseeing operational planning, project execution, equipment deployment, and related logistics;
•	evaluating potential mining-services and mineral-processing opportunities;
•	coordinating operational due diligence, project assessments, contractors, and service providers;
•	assisting with the Company’s legal, accounting, regulatory, transfer-agent, and public-company compliance matters as requested;
•	supporting financing, business-development, and contractual activities;
•	supervising personnel, consultants, contractors, and operational resources;
•	reporting to the Chief Executive Officer and Board of Directors regarding the Company’s operations and project development; and
•	performing such other executive duties as are reasonably necessary to advance the Company’s business.

1.4 Standard of Performance: The Executive shall perform his duties diligently, professionally, faithfully, and in good faith and shall act in a manner that he reasonably believes to be in the best interests of the Company and its stockholders.

Page 1

2. Effective Date and Term

2.1 Effective Date: This Agreement shall be effective as of July 17, 2026 (the “Effective Date”), regardless of the date on which it is executed.

2.2 Term: Unless earlier terminated in accordance with this Agreement, the term of the Executive’s employment under this Agreement shall commence on the Effective Date and continue through July 16, 2027 (the “Term”).

2.3 No Automatic Renewal: This Agreement shall not automatically renew. Any extension or renewal must be approved in writing by the Company and the Executive.

3. Compensation

3.1 No Cash Salary: The Executive shall not receive a cash salary under this Agreement. The equity compensation described below shall constitute the Executive’s compensation for services performed during the Term, except for approved reimbursement of business expenses.

3.2 Equity Compensation: In lieu of cash salary for the Term, the Executive shall be entitled to receive an aggregate of 12,000,000 restricted shares of the Company’s common stock, par value $0.0001 per share. The shares constitute compensation for the Executive’s services to be performed during the 12-month period commencing July 17, 2026 and ending July 16, 2027. All share amounts stated in this Agreement reflect the Company’s capitalization after giving effect to its 1-for-500 reverse stock split effective July 16, 2026.

3.3 Issuance and Vesting: The 12,000,000 shares shall be fully earned, vested, and issuable upon the execution and delivery of this Agreement and the approval of the agreement and issuance by the Company’s Board of Directors. The Company shall instruct its transfer agent to issue the shares to the Executive as soon as reasonably practicable following execution of this Agreement and receipt of all documents reasonably required by the Company or its transfer agent. A delay in the administrative issuance of the shares shall not affect the Executive’s ownership rights in the shares once the award has been duly approved, earned, and vested in accordance with this Agreement.

3.4 Effect of Termination on Equity Compensation: Because the shares granted under this Agreement are fully earned and vested upon execution, termination of the Executive’s employment before the expiration of the Term will not result in the forfeiture, cancellation, repayment, or return of any shares issued or issuable under this Agreement, except in the case of fraud, willful misconduct, breach of fiduciary duty, or another circumstance expressly requiring forfeiture under applicable law or a separate written agreement. The Executive will not be entitled to any additional cash or equity compensation solely as a result of termination.

3.5 Restricted Securities: The Executive acknowledges that the shares issued under this Agreement:

•	have not been registered under the Securities Act of 1933, as amended;
•	will be issued as restricted securities;
•	may not be offered, sold, assigned, pledged, transferred, or otherwise disposed of unless registered or an applicable exemption from registration is available;
•	may be subject to holding-period, affiliate, volume, manner-of-sale, current-public-information, and other restrictions under applicable securities laws; and
•	will bear an appropriate restrictive legend or book-entry notation.

The Executive shall execute such investment representations and other documents as the Company or its transfer agent may reasonably request in connection with the issuance of the shares.

3.6 No Registration Rights: The Executive shall not have any contractual right under this Agreement to require the Company to register the shares for resale. Nothing in this Agreement obligates the Company to file or maintain a registration statement covering the shares.

3.7 No Guaranteed Value: The Executive acknowledges that:

•	the market price of the Company’s common stock may be volatile;
•	there may be no active or liquid trading market for the common stock;
•	the shares may decline substantially in value or have no realizable market value;
•	the stated par value of the common stock does not represent its fair market value; and
•	the Company makes no representation regarding the present or future value, liquidity, or transferability of the shares.

Page 2

3.8 Taxes: The Executive shall be responsible for all federal, state, local, and foreign taxes arising from the compensation provided under this Agreement. The Company may withhold shares, cash, or other amounts to the extent reasonably necessary to satisfy applicable tax-withholding obligations. The Executive is encouraged to consult his own tax adviser regarding the tax consequences of the equity compensation.

4. Business Expenses: The Company shall reimburse the Executive for reasonable and necessary out-of-pocket business expenses incurred in the performance of his duties, provided that: (i) the expenses were incurred for a legitimate Company purpose; (ii) the expenses were authorized in advance when reasonably practicable; and (iii) the Executive provides appropriate invoices, receipts, or other supporting documentation.

5. Benefits: Unless separately approved by the Board of Directors, the Executive shall not be entitled to participate in any pension, retirement, bonus, profit-sharing, health insurance, stock-option, or other employee-benefit plan. Nothing in this Agreement prevents the Company from adopting such plans or permitting the Executive to participate in them in the future.

6. Termination

6.1 Termination by Either Party: The Company or the Executive may terminate the Executive’s employment at any time, with or without cause, upon written notice to the other Party.

6.2 Effect of Termination: Upon termination of the Executive’s employment, the Executive shall be entitled to reimbursement of any approved business expenses incurred before termination. Because the 12,000,000 shares granted under this Agreement are fully earned and vested upon execution and approval of the Agreement, termination of the Executive’s employment before expiration of the Term will not result in the forfeiture, cancellation, repayment, or return of any shares issued or issuable under this Agreement, except in the case of fraud, willful misconduct, breach of fiduciary duty, or another circumstance expressly requiring forfeiture under applicable law or a separate written agreement. The Executive will not be entitled to any additional cash compensation, equity compensation, severance, or other payment solely as a result of termination.

6.3 Resignation From Positions: Upon termination of employment, the Executive shall, upon the Company’s written request, resign from any officer or director positions then held with the Company or any of its subsidiaries or affiliates. The Executive’s removal or resignation as an officer shall not automatically constitute his removal or resignation as a director unless separately effected in accordance with applicable law and the Company’s governing documents.

6.4 Return of Company Property: Upon termination, the Executive shall promptly return all Company property, records, passwords, documents, equipment, confidential information, and other materials in his possession or control.

7. Confidentiality

7.1 Confidential Information: The Executive shall not, during or after the Term, use or disclose any confidential or proprietary information of the Company except as necessary to perform his duties or as authorized by the Company.

Confidential information includes non-public information concerning:

•	business plans and strategies;
•	potential projects and commercial relationships;
•	financial information;
•	financing activities;
•	contracts and negotiations;
•	technologies, processes, methods, data, and know-how;
•	personnel, consultants, contractors, and service providers;
•	stockholders and investors;
•	regulatory and compliance matters; and
•	any other information that the Company reasonably treats as confidential.

Page 3

7.2 Exclusions: Confidential information does not include information that:

•	becomes publicly available through no breach of this Agreement;
•	was lawfully known to the Executive before disclosure by the Company;
•	is lawfully received from a third party without a duty of confidentiality; or
•	is independently developed without use of the Company’s confidential information.

7.3 Required Disclosure: The Executive may disclose confidential information when legally required to do so, provided that, to the extent legally permitted, he promptly notifies the Company and reasonably cooperates in seeking confidential treatment or other protective relief. Nothing in this Agreement prohibits the Executive from communicating with or providing information to a governmental or regulatory authority as permitted by law.

8. Intellectual Property and Work Product: To the extent permitted by applicable law, all reports, analyses, operating procedures, business plans, models, presentations, documentation, inventions, improvements, processes, data compilations, and other work product created by the Executive specifically for the Company within the scope of his employment shall be the property of the Company. The Executive hereby assigns to the Company all right, title, and interest he may have in such work product and shall execute such documents as may reasonably be necessary to evidence or perfect the Company’s ownership.

This section does not apply to intellectual property that:

•	was developed by the Executive before his service to the Company;
•	is developed entirely without use of Company resources or confidential information;
•	is unrelated to the Company’s business or anticipated business; and
•	is identified in writing to the Company as excluded property.

9. Representations of the Executive: The Executive represents and warrants that:

•	he has the legal capacity to enter into this Agreement;
•	entering into and performing this Agreement will not violate any other agreement binding upon him;
•	he will comply with applicable laws and Company policies;
•	he will not knowingly use or disclose confidential information belonging to a former employer or other third party; and
•	the shares issued to him will be acquired for investment and not with a present view toward an unlawful distribution.

10. Representations of the Company: The Company represents that:

•	it is duly organized and validly existing under the laws of the State of Nevada;
•	the execution and delivery of this Agreement have been or will be authorized through appropriate corporate action;
•	subject to applicable securities laws and corporate approvals, the shares earned under this Agreement will be duly authorized, validly issued, fully paid, and nonassessable when issued; and
•	the Company will maintain a sufficient number of authorized but unissued shares to satisfy its obligations under this Agreement.

11. Indemnification: The Executive shall be entitled to indemnification to the extent provided under the Company’s Articles of Incorporation, Bylaws, applicable indemnification agreements, and Nevada law.

Nothing in this Agreement expands or limits any indemnification right otherwise available to the Executive.

12. No Assignment by Executive: The Executive may not assign his employment duties or rights under this Agreement without the Company’s prior written consent. The Company may assign this Agreement to a successor in connection with a merger, reorganization, sale of substantially all assets, or similar transaction, provided that the successor assumes the Company’s obligations under this Agreement.

13. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict-of-law principles.

14. Dispute Resolution; Venue: Any action arising from or relating to this Agreement shall be brought in a state or federal court of competent jurisdiction located in Clark County, Nevada, unless the Parties agree in writing to another forum. Each Party consents to the personal jurisdiction and venue of such courts.

Page 4

15. Entire Agreement: This Agreement constitutes the entire agreement between the Parties concerning the Executive’s employment and compensation during the Term and supersedes all prior oral or written understandings concerning such subject matter.

16. Amendments and Waivers: This Agreement may be amended only by a written instrument signed by the Company and the Executive. No waiver shall be effective unless in writing. A waiver of one breach shall not constitute a waiver of any subsequent breach.

17. Severability: If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. The invalid or unenforceable provision shall be modified to the minimum extent necessary to make it enforceable while preserving the Parties’ original intent as closely as possible.

18. No Third-Party Beneficiaries: Except as expressly provided with respect to permitted successors and assigns, this Agreement is intended solely for the benefit of the Parties and does not create rights in any third party.

19. Counterparts and Electronic Signatures: This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Electronic and digitally transmitted signatures shall have the same force and effect as original signatures.

20. Further Assurances: Each Party shall execute such additional documents and take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

Page 5

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Executive Employment Agreement as of the dates set forth below, effective as of July 17, 2026.

ECOMINAS CORP.

By:	/s/ Ricardo Enrique Silva Canelon
Name:	Ricardo Enrique Silva Canelon
Title:	Chief Executive Officer and Chairman

EXECUTIVE

/s/ Andrew Gaudet
Andrew Gaudet

Page 6